Exhibit 99.1


                          INDEX OF FINANCIAL STATEMENTS







Financial Statements - As of and for the five months ended June 30, 2000

               Balance sheet............................................................1
               Statement of operations..................................................2
               Notes to financial statements............................................3


Financial Statements - As of and for the year ended January 31, 2000

               Independent Auditor's Report.............................................4
               Balance Sheet............................................................5
               Statement of income and retained earnings (deficit)......................6
               Statement of cash flows..................................................7
               Notes to financial statements............................................8

                       FREBON INTERNATIONAL CORPORATION                        1
                       UNAUDITED CONDENSED BALANCE SHEET
                                  June 30, 2000
                    (in thousands, except per share amount)
                                   (UNAUDITED)


ASSETS
Current assets:
Cash and cash equivalents                            $   213
Accounts receivable, net of allowance
 for doubtful accounts                                 4,090
Inventory                                              1,850
Other current assets                                     354
                                                     -------
Total current assets                                   6,507
Property and equipment, net of
 accumulated depreciation                                914
Other noncurrent assets                                   54
                                                     -------

Total assets                                         $ 7,475
                                                     =======

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable                                     $ 4,214
Accrued expenses and other
  current liabilities                                  5,376
                                                     -------
Total current liabilities                              9,590
Long-term debt                                           236

Stockholders' deficit:
Common stock, $0.0018 par value                           37
Additional capital                                       214
Accumulated deficit                                   (2,602)
                                                     -------
Total stockholders' deficit                           (2,351)
                                                     -------
Total liabilities and stockholders'
  deficit                                            $ 7,475
                                                     =======



The accompanying notes are an integral part of these unaudited condensed financial statements.

                       FREBON INTERNATIONAL CORPORATION                        2
                  UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                         FIVE MONTHS ENDED JUNE 30, 2000
                                 (in thousands)
                                   (UNAUDITED)

Revenue                                         $ 6,876

Operating costs and expenses:
  Operating costs                                 4,768
      Selling, general and administrative         3,233
      Depreciation and amortization                  53
                                                -------
Loss from operations                             (1,178)
Other income (expenses):
  Miscellaneous income                               27
  Interest income                                     5
  Interest expense                                 (145)
                                                -------
Loss before provision for income taxes           (1,291)

Provision for income taxes                           --
                                                -------
Net Loss                                        $(1,291)
                                                =======



The accompanying notes are an integral part of these unaudited condensed financial statements.

                        FREBON INTERNATIONAL CORPORATION                       3
               NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
                                 JUNE 30, 2000

(1)    SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

       (a)    BASIS OF PREPARATION

              The accompanying financial statements as of June 30, 2000 and for the five month period ended June 30, 2000 together with the related notes, are unaudited but include all adjustments which in the opinion of management, are necessary for a fair presentation, in all material respects, of the financial position and operating results for the interim date and period presented. Certain information and footnote disclosures, normally included in the financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to such rules and regulations. Results for the interim period ended June 30, 2000 are not necessarily indicative of results for the entire fiscal year or future periods. These financial statements should be read in conjunction with the financial statements and related notes thereto for the year ended January 31, 2000.

(2)    INVENTORIES

       At June 30, 2000 the Company's inventory consists of finished goods which are available for resale.

(3)    ACQUISITION

       On July 7, 2000 the Company was acquired by NET2000 Communications, Inc. ("NET2000"). Under the terms of the Agreement, approximately 400,000 shares of NET2000 common stock were issued to the former stockholders of the Company, and approximately $9.1 million was paid to the former stockholders of the Company.

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders
FreBon International Corporation
McLean, Virginia


We have audited the accompanying balance sheet of FreBon International Corporation as of January 31, 2000, and the related statements of income and retained earnings (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FreBon International Corporation as of January 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                          Brown, Dakes & Wannall, P.C.


Fairfax, Virginia
June 8, 2000, except for Footnote 14 to which the date is July 7, 2000.

                       FREBON INTERNATIONAL CORPORATION                       5
                                  BALANCE SHEET
                                January 31, 2000

     ASSETS
CURRENT ASSETS
  Cash                                                     $    98,088
  Accounts receivable                                        2,733,724
  Net investment in sales-type lease                            48,674
  Inventory                                                    941,153
  Prepaid expenses and other assets                            233,256
  Refundable income taxes                                      178,840
                                                           -----------
                  Total current assets                       4,233,735
                                                           -----------

PROPERTY AND EQUIPMENT, net                                    863,360
                                                           -----------

OTHER ASSETS
  Net investment in sales-type lease                             9,711
  Other assets                                                  89,637
                                                           -----------
                                                                99,348
                                                           -----------
                                                           $ 5,196,443
                                                           ===========
      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Line of credit                                           $ 1,995,767
  Current obligations under capital lease                       87,238
  Current maturities of notes payable                          796,338
  Accounts payable                                           2,655,742
  Accrued commissions                                           35,469
  Accrued expenses and other liabilities                       110,129
  Unearned warranty and other income                           309,667
  Income taxes payable                                           1,074
                                                           -----------
            Total current liabilities                        5,991,424
                                                           -----------

LONG-TERM DEBT
  Obligations under capital leases, less
      current portion                                          219,724
  Notes payable, less current maturities                        45,245
                                                           -----------
                                                               264,969
                                                           -----------
STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, par value $0.0018 per share,
    authorized 100,000,000 shares, issued and
    outstanding 20,399,723                                      36,539
  Additional paid-in capital                                   214,114
  Retained earnings (deficit)                               (1,310,603)
                                                           -----------
                                                            (1,059,950)
                                                           -----------
                                                           $ 5,196,443
                                                           ===========

See Notes to Financial Statements.

                       FREBON INTERNATIONAL CORPORATION                        6

               STATEMENT OF INCOME AND RETAINED EARNINGS (DEFICIT)
                           Year Ended January 31, 2000



Net sales                                         $ 10,509,720
Cost of sales                                        8,005,192
                                                  ------------
            Gross profit                             2,504,528

Operating expenses                                   4,365,987
                                                  ------------

                  Operating loss                    (1,861,459)
                                                  ------------

Other income (expense)
  Loss on disposal of assets                            (4,675)
  Rental and other miscellaneous income                 37,604
  Interest income                                       18,557
  Interest and finance charge expense                 (249,901)
                                                  ------------
                                                      (198,415)
                                                  ------------

                  Loss before income taxes          (2,059,874)

Provision for income taxes (benefit)                  (135,149)
                                                  ------------

                  Net loss                          (1,924,725)

Retained earnings, balance beginning                   614,122
                                                  ------------

Retained earnings (deficit), balance ending       $ (1,310,603)
                                                  ============



See Notes to Financial Statements.

                       FREBON INTERNATIONAL CORPORATION                       7

                             STATEMENT OF CASH FLOWS
                           Year Ended January 31, 2000
                          Increase (Decrease) in Cash


OPERATING ACTIVITIES:
  Net loss                                                  $(1,924,725)
                                                            -----------
  Adjustments to reconcile net loss to net
    cash used by operating activities:
    Depreciation and amortization                               205,995
    Loss on sale/disposal of equipment                            4,675
  Change in assets and liabilities:
    Accounts receivable                                       1,266,556
    Inventory                                                  (263,138)
    Prepaid expenses and other assets                            57,990
    Refundable income taxes                                    (178,840)

    Deferred tax assets                                          78,000

    Accounts payable and accrued expenses                       784,184
    Unearned warranty income                                    (94,260)
    Income taxes payable                                        (59,268)
    Deferred tax liability                                      (41,500)
                                                            -----------
                                                              1,760,394
                                                            -----------
            Net cash used by operating activities              (164,331)
                                                            -----------

INVESTING ACTIVITIES
  Principal payments received on sales-type lease                30,839
  Purchase of equipment                                        (259,087)
  Payments received on stockholder advances                      39,902
                                                            -----------
            Net cash used by investing activities              (188,346)
                                                            -----------

FINANCING ACTIVITIES
  Net borrowings - line-of-credit                               (88,326)
  Proceeds from long-term debt                                  718,433
  Principal payments on long-term debt                         (224,922)
                                                            -----------
            Net cash provided by financing activities           405,185
                                                            -----------

Increase in cash                                                 52,508

Cash, beginning of year                                          45,580
                                                            -----------

Cash, end of year                                           $    98,088
                                                            ===========

SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES
  Capital lease obligation incurred
     for the purchase of equipment                          $   130,369
                                                            ===========



See Notes to Financial Statements.

                       FREBON INTERNATIONAL CORPORATION                       8

                          NOTES TO FINANCIAL STATEMENTS



1.     Nature of Business, Organization and Significant Accounting Policies

       Nature of business and organization:

       FreBon International Corporation (the Corporation) was formed in April 1991 under the laws of the Commonwealth of Virginia.

       FreBon International Corporation is a provider of visual conferencing systems. The Corporation also provides services related to the equipment sales including installation, support, and extended warranty services.

       Significant accounting policies:

         Method of revenue recognition

          The Corporation uses the accrual method of accounting for both financial reporting and income tax purposes. Sales revenue is recorded as deliveries are made to customers or service is completed.

         Inventory

          Inventory is maintained for video equipment and parts and is stated at the lower of cost or market. The video equipment and parts costs are both determined by using the first-in first-out method.

         Accounts receivable

          Management has elected to record bad debts using the direct write-off method. Generally accepted accounting principles require that the allowance method be used to reflect bad debts. However, the effect of the use of the direct write-off method is not materially different from the results that would have been obtained had the allowance method been followed.

         Property and equipment and depreciation

          Property and equipment are capitalized and stated at cost. Expenditures for ordinary maintenance and repair items are charged to operations as incurred. Upon the sale or other disposition of property, the cost and related accumulated depreciation will be eliminated from the accounts and any resulting gain or loss will be reflected in the results of operations. Depreciation of property and equipment is computed using the straight-line method over the estimated useful life ranging between three and seven years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life.

                         NOTES TO FINANCIAL STATEMENTS                         9


1. Nature of Business, Organization and Significant Accounting Policies (Continued)

         Advertising costs

           All direct-response advertising costs are expensed as incurred. Advertising expense was $144,011 for the year ended January 31, 2000.

         Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Fair value of financial instruments

           The Corporation considers the recorded value of its financial assets and liabilities, consisting primarily of cash, accounts receivable, accounts payable, accrued expenses, and debt to approximate the fair value of the respective assets and liabilities at January 31, 2000.

2.     Net Investment in Sales-Type Lease

       The Corporation is the lessor of video teleconferencing equipment. The lease is accounted for as a sales-type lease and expires April 2001. For sales-type leases, the present value of the minimum rentals to be received is recorded currently as net sales revenue, and unearned finance income is amortized into income over the term of the lease.

       The following lists the components of the net investment as of January 31, 2000:

         Future minimum lease payments to be received:

                2001.......................................       $     56,429
                2002.......................................              9,959
                                                                  ------------
                                                                        66,388
                Less unearned income.......................              8,003
                                                                  ------------
                Net investment                                          58,385

                Less current portion                                    48,674
                                                                  ------------

                Long-term                                         $      9,711
                                                                  ============

                        NOTES TO FINANCIAL STATEMENTS                        10


3.     Property and Equipment

       Property and equipment consist of the following:

         Furniture and fixtures               $   93,185
         Equipment and software                1,186,812
         Vehicles                                119,486
         Leasehold improvements                  135,602
                                              ----------
                                               1,535,085
         Less accumulated depreciation
            and amortization                     671,725
                                              ----------

                                              $  863,360
                                              ==========

       Depreciation expense charged to operations was $205,995 for the year ended January 31, 2000.


4.     Obligations Under Capital Leases

       The Corporation is the lessee of various equipment under capital leases expiring in various years through 2005. The Corporation had $423,168 of assets held under capital leases at January 31, 2000.

       Amortization on property under capital lease is included in depreciation expense.

       The following is a schedule of the future minimum payments under capital leases together with present value of the net minimum lease payments as of January 31, 2000.

          2001......................................................   $130,190
          2002......................................................    104,845
          2003......................................................     88,290
          2004......................................................     60,044
          2005......................................................      9,091
                                                                       --------
                     Total minimum lease payments...................    392,460
                     Less amounts representing interest.............     85,498
                                                                       --------
                     Present value of net minimum lease payments....    306,962
                     Less current portion...........................     87,238
                                                                       --------

                     Long-term portion..............................   $219,724
                                                                       ========

       Interest rates on capitalized leases vary from 4 to 18 percent.

                        NOTES TO FINANCIAL STATEMENTS                        11

5.     Notes Payable

       Note payable to bank, monthly installments of $1,726 including interest at prime plus 2.75 percent, until September 2002, guaranteed 85 percent by the Small Business Administration, personal guarantee of
         stockholders, second lien on all business assets                                                 $ 40,020

       Notes payable to finance companies, total monthly installments of
         $1,206, including interest ranging from 7 to 9 percent, collateralized
         by specific vehicles                                                                               33,653

       Note payable to former stockholder, annual installments of $50,000,
         interest at 8 percent payable monthly, until April 2001                                           100,000

       Note payable to equipment vendor, weekly installments of $6,221, including
         interest at 15 percent, until January 2001, collateralized by equipment                           300,000

       Note payable to bank, 11 regular payments of $8,430 and one irregular last payment estimated at $343,074 due July 2000, including interest at prime plus 1.5 percent, secured with lien on business assets and third deed
         of trust on real property owned by stockholder                                                    367,910
                                                                                                          --------
                                                                                                           841,583
                             Less current maturities                                                       796,338
                                                                                                          --------

                                                                                                          $ 45,245
                                                                                                          ========

      Maturities of long-term notes payable as of January 31, 2000 are as follows:

               2001.........................................................................              $796,338
               2002.........................................................................                31,355
               2003.........................................................................                13,890
                                                                                                          --------

                                                                                                          $841,583
                                                                                                          ========

                        NOTES TO FINANCIAL STATEMENTS                        12

       At January 31, 2000, the Corporation had a $2,800,000 bank line-of-credit. The bank line-of-credit bears interest at the prime lending rate plus 1.5 percent (10.25 percent at January 31, 2000), is collateralized by all business assets and is personally guaranteed by the stockholders. Under the terms of the line-of-credit agreement, the Corporation is required to maintain certain financial covenants, which were not met at January 31, 2000. Subsequent to year-end, the Corporation's lender extended the line-of-credit to May 31, 2000 and waived existing defaults at year-end through the extension date of May 31, 2000.

       At January 31, 2000, borrowings under the line-of-credit agreement totaled $1,567,858.

       The Corporation has a second line-of-credit of $500,000 that can be drawn upon as needed to fund expansion. Repayment is based on a 36-month amortization and bears interest at prime plus 1.5 percent. At January 31, 2000, $427,909 was drawn upon the line.

       The Corporation paid interest of $249,901 related to the notes payable and capital leases for the year ended January 31, 2000.


6.     Major Customers

       For the year ended January 31, 2000, sales to five major customers totaled $6,156,292. The amounts due from these customers included in accounts receivable totaled $1,843,684 as of January 31, 2000.


7.     Major Supplier

       The Corporation obtains most of its supplies from one primary source. Purchases of approximately $1,686,022 were made from this source for the year ended January 31, 2000. The Corporation had a payable to the supplier in the amount of $309,294 as of January 31, 2000.

                        NOTES TO FINANCIAL STATEMENTS                         13

8.     Office Rent

       The Corporation leases office and storage space under various lease agreements.

       Future minimum lease payments under these leases are as follows:

         For the year ending January 31,

                             2001..............................................    $       454,273
                             2002..............................................            417,214
                             2003..............................................            131,260
                             2004..............................................            135,074
                             2005..............................................             91,917
                                                                                   ---------------

                                            Total                                  $     1,229,738
                                                                                   ===============

       Rent expense totaled $392,681 for the year ended January 31, 2000.

9.     Income Taxes

       The Corporation accounts for taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). Under SFAS 109, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted rates expected to be in effect during the year in which the differences reverse.

       At January 31, 2000, the Corporation had a net operating loss for Federal income tax purposes of approximately $1.6 million. The timing and manner in which the operating loss carryforward may be utilized in any year by the Corporation will be limited to the Corporation's ability to generate future earnings. Current net operating loss carryforwards will expire in 2018. As no assurance can be made of future earnings needed to utilize these net operating losses, a valuation allowance in the amount of the net deferred tax asset has been recorded.

       At January 31, 2000, the net deferred tax asset consists of:

          Tax liability
            Depreciation                             $ (70,300)
            Prepaid expense                            (84,920)

          Tax assets
            Net operating loss carryforward            669,845
            Deferred revenue                           120,460
            Accrual expenses                             4,740
            Contribution carryforward                    1,530
                                                     ---------
                                                       641,355
                                                     ---------
                        Valuation allowance           (641,355)
                                                     ---------

                        Net deferred tax asset       $       -
                                                     =========

                        NOTES TO FINANCIAL STATEMENTS                        14


9.     Income Taxes (Continued)

       The provision for income taxes consists of the following components:

         Current tax expense (benefit)
           Federal                                         $(152,668)
           States                                            (18,981)
                                                           ---------
                                                            (171,649)
                                                           ---------

         Deferred tax expense (credit)
           Federal                                          (510,213)
           States                                            (94,642)
           Valuation allowance                               641,355
                                                           ---------
                                                              36,500
                                                           ---------

                                                           $(135,149)
                                                           =========

       The Corporation paid income taxes of $66,459 for the year ended January 31, 2000.

       A summary of the items which cause the recorded income taxes to differ from the statutory Federal income tax rate is as follows:

           Tax expense (benefit) at statuary Federal rate       $(720,956)

           Effect of:
             State income tax, net of Federal tax benefit         (77,758)
             Other                                                 22,210
             Increase in valuation allowance                      641,355
                                                                ---------

             Income tax expense (benefit)                       $(135,149)
                                                                =========

10.    Pension Plan

       The Corporation on behalf of its employees, established a Simplified Employee Pension Plan in 1996. Eligible employees must be at least twenty-one years old and meet minimum service requirements. The SEP plan was terminated as of December 31, 1999. Contributions were $-0- in 2000.

                        NOTES TO FINANCIAL STATEMENTS                         15



11.    Concentrations of Credit Risk

       Financial instruments that potentially subject the Corporation to concentrations of credit risk consist principally of cash and trade accounts receivable. The Corporation maintains cash balances with a financial institution which at times exceed the amount insured by the Federal Deposit Insurance Corporation. At January 31, 2000 the uninsured balance was $18,789. The Corporation does a significant amount of business with Federal and state governments. Therefore, concentrations of credit risk with respect to trade receivables are primarily limited to credit extended to governmental agencies.


12.    Stock Split

       On August 9, 1999, the Board of Directors authorized a 558.3-for-1 stock split, thereby increasing the number of issued and outstanding shares to 20,399,723 and decreasing the par value of each share to $0.0018.


13.    Stock Appreciation Plan

       Effective December 2, 1999 the Corporation established a Stock Appreciation Plan. Under this Plan the Corporation may grant performance units to eligible employees. At times provided for in the Plan, the participant shall be entitled to exercise a vested performance unit for the difference between the established market value on the date of the grant and established market value effective at the date of exercise. Subsequent to year end, the Plan was terminated. (See Note 14.)

       At January 31, 2000 the Corporation had issued 2,187,000 performance units.

14.    Subsequent Event

       Subsequent to year end, the Corporation's shareholders sold all the outstanding shares of the Corporation to a company that provides telecommunications services. In contemplation of this sale, the Corporation terminated its stock appreciation plan. The Corporation paid the Plan's participants $835,254 in cash and stock in complete satisfaction of any rights under the Plan.